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                                                                  EXHIBIT (a)(3)


                         NOTICE OF GUARANTEED DELIVERY
           SHARES OF PREFERRED STOCK OF CHESAPEAKE ENERGY CORPORATION
            PURSUANT TO THE OFFER TO PURCHASE DATED APRIL 22, 1999,

         This form or a facsimile copy of it must be used to accept the Offer, as defined below, if:

         (a) certificates for Preferred Stock, par value $.01 per share (the "Preferred Shares"), of Chesapeake Energy Corporation, an Oklahoma corporation (the "Company"), are not immediately available; or

         (b) time will not permit the Letter of Transmittal or other required documents to reach the Company before the Expiration Date (as defined in Section 1 of the Offer to Purchase, as defined below).

         This form or a facsimile of it, signed and properly completed, may be delivered by hand, mail, telegram or facsimile transmission to UMB Bank, N.A. by the expiration date. See Section 4 of the Offer.

           By Mail/Hand:                         By Facsimile:
           ------------                          -------------
    928 Grand Avenue, 13th Floor        Attention: Securities Transfer Division
    Kansas City, MO   64106             (816) 860-3963


DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN THAT SHOWN ABOVE OR TRANSMISSION OF INSTRUCTIONS TO A FACSIMILE NUMBER OTHER THAN THAT LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

         The undersigned hereby tenders to Chesapeake Energy Marketing, Inc., at a purchase price of $15.00, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to purchase, dated April 22 , 1999, (the "Offer to Purchase"), and the related Letter of Transmittal which together with the Offer to Purchase constitute the "Offer"), receipt of which is hereby acknowledged, shares of Preferred Stock, par value $.01 per share (the "Preferred Shares"), pursuant to the guaranteed delivery procedure set forth in Section 4 of the Offer to Purchase.

ODD LOTS

         To be completed only if shares are being tendered by or on behalf of a person owning beneficially, as of the close of business on April 22, 1999, and who continue to own beneficially as of the expiration date, an aggregate of fewer than 100 shares.

The undersigned either (check one):

[ ] was the beneficial owner, as of the close of business on April 22, 1999, of an aggregate of fewer than 100 shares all of which are being tendered, or

[ ] a broker, dealer, commercial bank, trust company, or other nominee which:

              (a) is tendering, for the beneficial owners thereof, shares with respect to which it is the record owner, and

              (b) believes, based upon representations made to it by such beneficial owners, that each such person was the beneficial owner, as of the close of business on April 22, 1999, of an aggregate of fewer than 100 shares and is tendering all of such shares.


Certificate Nos.:
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PLEASE TYPE OR PRINT

Name(s):
        ---------------------------------------------

Address(es):
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Area Code and Telephone Number:
                               ----------------------

Sign Here:
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Dated:
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GUARANTEE

(Not to be used for signature guarantee)


         The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States (each, an "Eligible Institution"), hereby (i) represents that the undersigned has a net long position in shares or equivalent securities within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, at least equal to the shares tendered, (ii) represents that such tender of shares complies with Rule 14e-4, and (iii) guarantees that the certificates representing the shares tendered hereby are in proper form for transfer (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Company at its address set forth above within five business days after the date of execution hereof.


Name of Firm:
             ----------------------------------------

Address:
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Area Code and Telephone Number:
                               ----------------------

                                        AUTHORIZED SIGNATURE


                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------
                                        Dated:
                                              ---------------------------------

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.